September 2022

Pricing Supplement

Dated September 22, 2022

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022

and Product Supplement dated May 27, 2022)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Outperformance Jump Securities (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) based on the relative performance of an equally-weighted basket consisting of two exchange-traded funds (the “long basket”) compared to the performance of an equally-weighted basket consisting of two exchange-traded funds (the “short basket”). The payment at maturity, if any, will depend on the performance of the long basket relative to the performance of the short basket. At maturity, if the percentage change in the level of the long basket (the “long basket return”) is greater than or equal to the percentage change in the level of the short basket (the “short basket return”), UBS will pay you a cash payment per security equal to the stated principal amount plus a return equal to 15.50%, which we refer to as the digital return. If, however, the long basket return is less than the short basket return, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is proportionate to the amount by which the long basket return is less than the short basket return (the “outperformance return”). The securities are for investors who seek exposure to the relative performance of the long basket compared to the short basket, are willing to risk their principal and forgo current income in exchange for the potential to receive a return equal to the digital return if the long basket return is greater than or equal to the short basket return. Accordingly, the securities do not guarantee any return of principal at maturity and you could lose some or all of your initial investment. If the short basket outperforms the long basket, you will lose some or all of your initial investment. The securities are unsubordinated, unsecured debt obligations issued by UBS, and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying baskets & basket assets:	Long Basket:
	Basket asset		Basket weighting	Initial share price*
	The Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU UP”)		50%	$72.60
	The Health Care Select Sector SPDR® Fund (Bloomberg Ticker: “XLV UP”)		50%	$123.36
Short Basket:
	Basket asset		Basket weighting	Initial share price*
	The Technology Select Sector SPDR® Fund (Bloomberg Ticker: “XLK UP”)		50%	$125.38
	The Consumer Discretionary Select Sector SPDR® Fund (Bloomberg Ticker: “XLY UP”)		50%	$149.87

* With respect to each basket asset, its closing level on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” in the accompanying product supplement).

Aggregate principal amount:	$6,875,000
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Denominations:	$10.00 per security and integral multiples thereof
Interest:	None
Pricing date:	September 22, 2022
Original issue date:

September 27, 2022 (3 business days after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade on any date prior to two business days before delivery will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	September 29, 2023 (approximately 12 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	October 4, 2023 (3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

■ If the long basket return is greater than or equal to the short basket return:
$10.00 + ($10.00 × the digital return)

■ If the long basket return is less than the short basket return:

$10.00 + ($10.00 × outperformance return)

Accordingly, if the long basket return is less than the short basket return, you will lose a percentage of your stated principal amount equal to the outperformance return and you could lose all of your initial investment.

Long basket return:	The basket return of the long basket
Short basket return:	The basket return of the short basket
Basket return:	The quotient, expressed as a percentage of the following formula: (final basket level - initial basket level) / initial basket level
Basket asset return:	With respect to each basket asset, the quotient, expressed as a percentage, of the following formula: (final share price – initial share price) / initial share price
Outperformance return:

 Long basket return − short basket return, which will be a positive percentage if the long basket outperforms the short basket and a negative percentage if the long basket underperforms the short basket.

Digital return:	15.50%
Basket closing level:	For each underlying basket, as calculated on the valuation date, an amount calculated as follows: 100 × [1 + (the sum of each basket asset return multiplied by its basket weighting)]
Final share price:	The closing level of each basket asset on the valuation date
Initial basket level:	With respect to each underlying basket: 100.00
Final basket level:	With respect to each underlying basket: the basket closing level on the final valuation date.
CUSIP / ISIN:	90289V294 / US90289V2943
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	1.75%(a)	97.75%
+ 0.50%(b)
2.25%
Total	$6,875,000.00	$154,687.50	$6,720,312.50

(1)

UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $0.225 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

	(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $9.62. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 20 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 17 of this document.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities have full exposure to the underperformance of the long basket relative to the short basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 27, 2022	Prospectus dated May 27, 2022

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for various securities we may offer, including the securities) with the Securities and Exchange Commission (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭Prospectus dated May 27, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

￭Product Supplement dated May 27, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Outperformance Jump Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

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Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Investment Overview

Outperformance Jump Securities

The Outperformance Jump Securities Based on the Relative Performance of an Equally Weighted Basket Consisting of Two Exchange-Traded Funds Compared to an Equally Weighted Basket Consisting of Two Exchange-Traded Funds due October 4, 2023 can be used:

￭As an alternative to direct long and short exposure to the long and short baskets and their basket assets that provides a potential return equal to the digital return if the long basket outperforms the short basket.

By investing in the securities, you will not be entitled to receive any dividends paid with respect to the basket assets or any interest payments and will not have direct exposure to any appreciation in the long basket or to any decline in the short basket. You should carefully consider whether an investment that provides relative exposure to the long and short baskets and does not provide for any dividends or interest payments is appropriate for you.

Maturity:	Approximately 12 months
Digital return:	15.50%
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the securities.
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the securities to realize a return equal to 15.50% if the long basket return is greater than or equal to the short basket return. At maturity, investors will receive an amount in cash, if anything, based upon the outperformance return. Investors may lose all of their initial investment in the securities if the short basket outperforms the long basket.

Investors will not be entitled to participate in any appreciation in the long basket or to any decline in the short basket or to receive any dividends paid with respect to the basket assets and the securities do not pay periodic interest. You should carefully consider whether such an investment is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Upside Scenario	If the long basket return is greater than or equal to the short basket return, at maturity you will receive the stated principal amount of $10.00 plus a return equal to the digital return.

Downside Scenario

If the long basket return is less than the short basket return, at maturity you will receive less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the outperformance return. For example, if the outperformance return is -40%, each security will redeem for $6.00, or 60.00% of the stated principal amount. There is no minimum payment on the securities and you could lose all of your initial investment.

Because the payment at maturity of the securities is based on the performance of the long basket relative to the short basket, you may suffer a loss even if both baskets increase over the term of the securities, if the long basket has increased by a lesser percentage than the short basket. Similarly, you may suffer a loss even if both baskets decline over the term of the securities if the long basket has declined by a greater percentage than the short basket.

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Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■You fully understand the risks of an investment in the securities, including the risk of losing all of your initial investment.

■You can tolerate a loss of some or all of your investment and are willing to make an investment that has full exposure to the underperformance of the long basket relative to the short basket.

■You believe the long basket return will be equal to or greater than the short basket return and, if the short basket outperforms the long basket, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.

■You believe that the long basket will outperform the short basket over the term of the securities.

■You understand that the potential return on the securities is limited to the digital return and that you will not have direct exposure to any appreciation in the long basket or any decline in the short basket.

■You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed any downside fluctuations in the performance of the long basket relative to the short basket.

■You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets in the long basket and any short interest rebate on the basket assets in the short basket.

■You are willing and able to hold the securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market for the securities.

■You understand and are willing to accept the risks associated with the basket assets and the risks associated with an investment linked to the relative performance of the underlying baskets.

■You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

■You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■You do not fully understand the risks of an investment in the securities, including the risk of losing all of your initial investment.

■You cannot tolerate a loss of some or all of your investment or are not willing to make an investment that has full exposure to the underperformance of the long basket relative to the short basket.

■You require an investment designed to provide a full return of principal at maturity.

■You are not willing to make an investment that has full exposure to the underperformance of the long basket relative to the short basket.

■You seek an investment that has unlimited return potential or that provides direct exposure to appreciation in the long basket or any decline in the short basket.

■You believe that the long basket will underperform the short basket over the term of the securities.

■You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed any downside fluctuations in the performance of the long basket relative to the short basket.

■You seek current income from your investment or prefer to receive the dividends paid on the basket assets in the long basket and any short interest rebate on the basket assets in the short basket.

■You are unable or unwilling to hold the securities to maturity, a term of approximately 12 months, or seek an investment for which there will be an active secondary market.

■You do not understand or are unwilling to accept the risks associated with the basket assets or the risks associated with an investment linked to the relative performance of the underlying baskets.

■You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

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Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt obligations issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each security that the investor holds an amount in cash, if anything, that may be greater than or less than the stated principal amount based upon the outperformance return. The securities do not guarantee any return of principal at maturity and investors may lose a significant portion or all of their initial investment in the securities. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amount owed to you under the securities and you could lose your entire investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
September 22, 2022	September 27, 2022 (3 business days after the pricing date)	September 29, 2023 (approximately 12 months after the pricing date)	October 4, 2023 (3 business days after the valuation date)
Key Terms
Issuer:	UBS AG London Branch
Underlying baskets & basket assets:	Long Basket:
Basket asset	Basket weighting	Initial share price*
The Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU UP”)	50%	$72.60
The Health Care Select Sector SPDR® Fund (Bloomberg Ticker: “XLV UP”)	50%	$123.36
Short Basket:
Basket asset	Basket weighting	Initial share price*
The Technology Select Sector SPDR® Fund (Bloomberg Ticker: “XLK UP”)	50%	$125.38
The Consumer Discretionary Select Sector SPDR® Fund (Bloomberg Ticker: “XLY UP”)	50%	$149.87

* With respect to each basket asset, its closing level on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” in the accompanying product supplement).

Aggregate principal amount:	$6,875,000
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security
Denominations:	$10.00 per security and integral multiples thereof
Interest:	None
Payment at maturity:

■ If the long basket return is greater than or equal to the short basket return:
$10.00 + ($10.00 × the digital return)

■ If the long basket return is less than the short basket return:

$10.00 + ($10.00 × outperformance return)

Accordingly, if the long basket return is less than the short basket return, you will lose a percentage of your stated principal amount equal to the outperformance return and you could lose all of your initial investment.

Long basket return:	The basket return of the long basket
Short basket return:	The basket return of the short basket
Basket return:	The quotient, expressed as a percentage of the following formula: (final basket level - initial basket level) / initial basket level
Basket asset return:	With respect to each basket asset, the quotient, expressed as a percentage, of the following formula: (final share price – initial share price) / initial share price
Outperformance return:

 Long basket return − short basket return, which will be a positive percentage if the long basket outperforms the short basket and a negative percentage if the long basket underperforms the short basket.

Digital return:	15.50%
Basket closing level:	For each underlying basket, as calculated on the valuation date, an amount calculated as follows: 100 × [1 + (the sum of each basket asset return multiplied by its basket weighting)]
Final share price:	The closing level of each basket asset on the valuation date
Initial basket level:	With respect to each underlying basket: 100.00
Final basket level:	With respect to each underlying basket: the basket closing level on the final valuation date.
Risk factors:	Please see “Risk Factors” herein

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Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

General Information
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP / ISIN:	90289V294 / US90289V2943
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying baskets. If your securities are so treated, subject to the discussion below regarding Section 1260 of the Code, you should generally recognize gain or loss upon the taxable disposition of your securities. Such gain or loss should generally be long-term capital gain or loss if held for greater than one year (otherwise, short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities.

Section 1260. Because the securities are linked to the relative performance of underlying baskets that are comprised of ETFs, there is a risk that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “passthru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement) in respect of the securities would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain”(as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any

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Principal at Risk Securities

deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the securities).

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (such as a constructive ownership transaction), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside

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Principal at Risk Securities

the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any basket asset issuer or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any basket asset issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on the terms of the securities and the representations provided by us, our special U.S. tax counsel is of the opinion that the securities should not be securities subject to withholding tax on dividend

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equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying baskets, basket asset constituents or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying baskets, basket asset constituents or the securities. If you enter, or have entered, into other transactions in respect of basket asset, basket asset constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains

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and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying baskets, basket assets or basket asset constituents, or purchases and sales of securities, in each case before, on and/or after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.225 reflecting a fixed sales commission of $0.175 and a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the

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accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made

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available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated March 8, 2022 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 8, 2022 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified in this pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to any basket asset or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Stated principal amount:	$10.00 per security
Digital return:	15.50%
Minimum payment at maturity:	None

EXAMPLE 1: The long basket return and the short basket return are each positive and the long basket return is greater than the short basket return.

Long basket return:	30.00%
Short basket return:	10.00%
Outperformance return:	= Long basket return - Short basket return = 30.00% - 10.00% = 20.00%
Payment at Maturity	= $10.00 + ($10.00 × Digital Return )
= $10.00 + ($10.00 × 15.50%)
= $11.55 (Payment at Maturity)

In Example 1, the long basket return is greater than or equal to the short basket return. Therefore, at maturity, investors receive the stated principal amount plus a return equal to the digital return, resulting in a payment at maturity of $11.55 per security (a total return of 15.50%). Even though the outperformance return is significantly greater than 15.50%, the return on the securities is limited to the digital return.

EXAMPLE 2: The long basket return and the short basket return are each negative and the long basket return is greater than the short basket return.

Long basket return:	-5.00%
Short basket return:	-15.00%
Outperformance return:	= Long basket return - Short basket return = -5.00% - -15.00% = 10.00%
Payment at Maturity	= $10.00 + ($10.00 × Digital Return )
= $10.00 + ($10.00 × 15.50%)
= $11.55 (Payment at Maturity)

In Example 2, although the long basket depreciated over the term of the securities, it still outperformed the short basket. Therefore, at maturity, investors receive the stated principal amount plus a return equal to the digital return, resulting in a payment at maturity of $11.55 per security (a total return of 15.50%).

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EXAMPLE 3: The long basket return and the short basket return are each positive and the long basket return is less than the short basket return.

Long basket return:	10.00%
Short basket return:	25.00%
Outperformance return:	= Long basket return - Short basket return = 10.00% - 25.00% = -15.00%
Payment at Maturity	=$10.00 + ($10.00 × Outperformance Return)
= $10.00 + ($10.00 × -15.00%)
= $10.00 - $1.50
= $8.50 (Payment at Maturity)

In Example 3, the long basket return is less than the short basket return and the outperformance return is negative. Therefore, at maturity, investors are fully exposed to the outperformance of the short basket relative to the long basket, resulting in a payment at maturity of $8.50 per security (a loss of 15.00%). Accordingly, even though the long basket has appreciated over the term of the securities, it has underperformed the short basket and therefore you will receive a payment at maturity that is less than the $10 stated principal amount.

EXAMPLE 4: The long basket return and the short basket return are each negative and the long basket return is less than the short basket return.

Long basket return:	-35.00%
Short basket return:	-5.00%
Outperformance return:	= Long basket return - Short basket return = -35.00% - -5.00% = -30.00%
Payment at Maturity	=$10.00 + ($10.00 × Outperformance Return)
=$10.00 + ($10.00 × -30.00%)
= $10.00 + (-$3.00)
=$7.00 (Payment at Maturity)

In Example 4, the long basket return is less than the short basket return and the outperformance return is negative. Therefore, at maturity, investors are fully exposed to the outperformance of the short basket relative to the long basket, resulting in a payment at maturity of $7.00 per security (a loss of 30.00%).

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How the Securities Work

￭Upside Scenario. If the long basket return is greater than or equal to the short basket return, the outperformance return will be positive or zero and investors will receive the stated principal amount of $10.00 plus a return equal to the digital return of 15.50%.

￭If the outperformance return is 5.00%, investors will receive a return of 15.50%, or $11.55 per security.

￭If the outperformance return is 20.00%, investors will receive a return of 15.50%, or $11.55 per security.

￭Downside Scenario. If the long basket return is less than the short basket return, the outperformance return will be negative and investors will receive an amount that is less than the $10.00 stated principal amount, if anything, resulting in a percentage loss of their initial investment that is equal to the outperformance return.

￭If the outperformance return is -40.00%, investors would lose 40.00% of the stated principal amount and receive only $6.00 per security at maturity, or 60.00% of the stated principal amount. There is no minimum payment at maturity on the securities and investors may lose all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $10.00 stated principal amount of securities that they hold an amount in cash based upon the outperformance return, as determined as follows:

If the long basket return is greater than or equal to the short basket return (the outperformance return is positive or zero):

$10.00 + ($10.00 × the Digital Return)

If the long basket return is less than the short basket return (the outperformance return is negative):

$10.00 + ($10.00 × Outperformance Return)

Accordingly, if the outperformance return is negative, you will lose a percentage of your principal amount equal to the outperformance return and you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the long basket return is less than the short basket return, you will lose a percentage of your principal amount equal to the percentage that the long basket return is less than the short basket return as of the valuation date and you could lose all of your initial investment. There is no minimum payment at maturity on the securities and, accordingly, you could lose a significant portion or all of your initial investment.

￭The digital return applies only if you hold the securities to maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the securities and the return you realize may be less than the digital return, even if the performance of the long basket at such time is favorable relative to the performance of the short basket. You can receive the full benefit of the digital return only if you hold the securities to maturity and the outperformance return is positive or zero.

￭Your return potential is limited to the digital return. The return potential of the securities is limited to the digital return, regardless of the appreciation of the long basket and its outperformance of the short basket.

￭The payment at maturity is based on the relative performance of the long basket compared to the short basket. You will receive a positive return on your investment only if the long basket outperforms the short basket, meaning that the long basket return is greater than or equal to the short basket return. You will lose money on your investment if the long basket underperforms the short basket, meaning the long basket return is less than the short basket return. Accordingly, the performance of the long basket over the term of the securities must exceed or equal the performance of the short basket in order for you to receive a positive return on your investment. If the long basket underperforms the short basket, you will lose some or all of your investment even if the long basket has increased over the term of the securities. In addition, price movements in any of the basket assets will affect the payment at maturity, and a decrease in the long basket combined with an increase in the short basket will amplify the underperformance and consequently the loss on the securities at maturity.

￭No interest payments. UBS will not pay any interest with respect to the securities.

￭Owning the securities is not the same as owning the long basket assets or taking a short position in the short basket. The return on the securities may not reflect the return you would realize if you actually owned the basket assets comprising the long basket or if you took a short position in the basket assets comprising the short basket. For example, you will not participate directly in any appreciation in the long basket or depreciation in the short basket and your potential return is limited to the digital return and is dependent on the relative performance of the long basket compared to the short basket. Furthermore, for basket assets in the long basket you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities. Similarly, the basket return on the short basket may not reflect the return you would realize if you actually took a short position directly in the basket assets in the short basket because to maintain a short position in any basket asset, you would have to pay dividend payments (if any) to the entity that lends you the basket asset or basket asset constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender. Any such dividends, distributions or payments will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the basket assets may have.

￭Changes in the basket return of the long basket may be offset by changes in the basket return of the short basket. Changes in the basket return of the long basket may be offset by changes in the basket return of the short basket. Changes in the basket return of the long basket may be offset by corresponding changes in the basket return of the short basket. If the basket return of the long basket strongly correlates with the basket return of the short basket, you may nonetheless not receive any positive return on your investment and you may lose money on your investment. Conversely, if the basket return of the short basket does not correlate with the basket

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return of the long basket, your investment will be exposed to any underperformance of the long basket relative to the short basket. Your securities may be subject to a loss even if the long basket appreciates or the short basket depreciates over the term of the securities.

Risks Relating to Characteristics of the Underlying Baskets

￭Market risk. The return on the securities, which may be negative, is directly linked to the relative performance of the underlying baskets (and, therefore, the weighted performance of the basket assets) and indirectly linked to the performance of the basket asset constituents and their issuers (the “basket asset constituent issuers”), and will depend on whether, and the extent to which, the long basket outperforms or underperforms the short basket. The level of the basket assets (and, therefore, the level of the underlying baskets) can rise or fall sharply due to factors specific to the basket asset or the basket asset constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket asset constituent issuers and, therefore, the basket assets and the performance of the underlying baskets. You, as an investor in the Securities, should make your own investigation into the investment advisers of the basket assets (each, a “basket asset issuer”) and the basket assets for your securities. For additional information regarding the basket assets and basket asset issuers, please see “Information About the Underlying Baskets and the Basket Assets” in this document and the basket asset issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable basket asset issuer with the SEC.

￭Correlation (or lack of correlation) among the long basket and short basket may adversely affect your return on the securities. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. For instance, movement in the basket return of the long basket may be offset by movement in the basket return of the short basket. If the basket return of the long basket strongly correlates with the basket return of the short basket, you may nonetheless not receive any positive return on your investment and you may lose money on your investment. Conversely, if the basket returns of the underlying baskets do not correlate with each other, your investment will be exposed to any underperformance of the long basket relative to the short basket. Your securities may be subject to a loss even if the long basket appreciates or the short basket depreciates over the term of the securities.

￭Correlation (or lack of correlation) among the basket assets within a basket may adversely affect your return on the securities. At a time when the level of a basket asset increases in value, the level of another basket asset may not increase as much, or may even decline in value. Therefore, in calculating a basket’s performance on the valuation date, an increase in the level of one basket asset may be mitigated, wholly offset or reversed by a lesser increase or by a decline in the level of another basket asset. Changes in the correlation of the basket assets affect the basket returns within each of the baskets and thus may adversely affect the market value of, and return on, your securities.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying baskets will rise or fall and there can be no assurance that the long basket will outperform the short basket. The final basket level of an underlying basket (and therefore its corresponding basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket assets. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing some or all of your initial investment.

■The basket assets are exchange-traded funds (each, an “ETF”) and their value may not completely track the value of their respective basket asset constituents. Although the trading characteristics and valuations of ETFs such as the basket assets will usually mirror the characteristics and valuations of their respective basket asset constituents, their values may not completely track the values of their basket asset constituents. The value of each basket asset will reflect transaction costs and fees that their respective basket asset constituents do not have. In addition, although the basket assets are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the basket assets or that there will be liquidity in the trading market.

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■Fluctuation of the net asset value (the “NAV”). The NAV of the basket assets may fluctuate with changes in the market value of the basket asset constituents. The market price of the basket assets may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the basket asset constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of a basket asset and may adversely affect the liquidity and prices of such basket asset, perhaps significantly. For any of these reasons, the market price of a basket asset may differ from its NAV per share and may trade at, above or below its NAV per share.

■Failure of the basket assets to track the level of their respective target index. While an ETF, including each basket asset, is designed and intended to track the level of a specific index as specified herein (its “target index”), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. ETFs are therefore subject to the risk that the investment strategy selected by its investment advisor does not successfully track the level of its target index, as discussed further herein. Accordingly, the performance of an ETF will not be equal to the performance of its target index during the term of the securities.

￭The basket assets utilize a passive indexing investment approach. The basket assets are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the basket assets, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific security is removed from its target index, a basket asset generally would not sell a security because the stock's issuer was in financial trouble. In addition, a basket asset is subject to the risk that the investment strategy of its investment adviser may not produce the intended results.

￭There is no affiliation between any basket asset issuer or any basket asset constituent issuer and UBS, and UBS is not responsible for any disclosure by such issuers. We are not affiliated with any basket asset issuer or any basket asset constituent issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with one or more basket asset issuers. However, we are not affiliated with any such basket asset issuer or any basket asset constituent issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the securities, should conduct your own investigation into the basket assets and their issuers. No basket asset issuer nor any basket asset constituent issuer is involved in the securities offered hereby in any way or has any obligation of any sort with respect to your securities. No basket asset issuer nor any basket asset constituent issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amount payable on, your securities.

■The securities are subject to risks associated with the utilities sector. All or substantially all of the basket asset constituents held by the Utilities Select Sector SPDR® Fund are issued by companies whose primary business is directly associated with the utilities sector. The basket asset constituents of the Utilities Select Sector SPDR® Fund will be concentrated in the utilities sector, which means that it will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.

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Principal at Risk Securities

■The securities are subject to risks associated with the health care sector. All or substantially all of the basket asset constituents held by the Health Care Select Sector SPDR® Fund is comprised of the stocks of companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

■The securities are subject to risks associated with the technology sector. The securities are subject to risks associated with the technology sector because the Technology Select Sector SPDR® Fund is comprised of the stocks of companies in the technology sector. All or substantially all of the basket asset constituents included in the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Technology Select Sector SPDR® Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly affected by rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with different production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights which may affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

■The securities are subject to risks associated with the consumer discretionary sector. The securities are subject to risks associated with the consumer discretionary sector because the target index of the Consumer Discretionary Select Sector SPDR® Fund is comprised of the stocks of companies that operate in the consumer discretionary sector. The Consumer Discretionary Select Sector SPDR® Fund has assets concentrated in the consumer discretionary sector, which means it will be more affected by the performance of the consumer discretionary sector than a fund that was more diversified. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and global economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to severe competition, which may have an impact on their respective profitability. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

Estimated Value Considerations

￭The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level and volatility of the basket assets and basket asset constituents, any expected dividends on the basket assets and basket asset constituents, the correlation among the underlying baskets and the basket assets, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

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Principal at Risk Securities

￭The estimated initial value is a theoretical price; the actual price at which you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Baskets —Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the basket assets; the volatility of the basket assets; any dividends paid on the basket assets; the correlation among the underlying baskets and the basket assets; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above

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Principal at Risk Securities

under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflict of interest. UBS and its affiliates may engage in business with a basket asset issuer or any basket asset constituent issuer or trading activities related to the basket assets, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing levels of each basket asset and corresponding basket closing level of each underlying basket on the valuation date. The calculation agent can postpone the determination of the closing levels or final basket levels (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively.

As UBS determines the economic terms of the securities, including the digital return, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

￭The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity. For antidilution and reorganization events affecting a basket asset, the calculation agent may make adjustments to its initial share price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the securities and any payments on the securities, including the payment at maturity, if any, may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Following a delisting, discontinuance or other suspension from trading of a basket asset the amount you receive at maturity may be based on the share of another ETF. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities, including your payment at maturity, if any. Regardless of any of the events discussed above, any payment on the securities is subject to the creditworthiness of UBS. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

■UBS cannot control actions by any basket asset issuer and each basket asset issuer has no obligation to consider your interests. UBS and its affiliates are not affiliated with any basket asset issuer and has no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of a basket asset. No basket asset issuer is involved in the securities offering in any way nor has any obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of, or any payments on, your securities.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying baskets.

￭Potential UBS impact on a basket asset or a basket asset constituent. Trading or hedging transactions by UBS and/or its affiliates in any basket asset or any basket asset constituent, listed and/or over-the-counter

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Principal at Risk Securities

options, futures, exchange-traded funds or other instruments with returns linked to the performance of any basket asset or any basket asset constituent or its target index may adversely affect the price of that basket asset (and, therefore, the performance of the underlying basket), the performance and, therefore, the market value of, and return on, the securities.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan

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Principal at Risk Securities

would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Principal at Risk Securities

Information About the Underlying Baskets and the Basket Assets

All disclosures contained in this document regarding the underlying baskets and basket assets are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying baskets and basket assets. You should make your own investigation into the underlying baskets and basket assets.

Included on the following pages is a brief description of the underlying baskets and basket assets. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each basket asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket assets as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each basket asset issuer can be located by reference to its SEC file number.

The Long Basket

There is no actual published historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the long basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. Its actual initial basket level was set to 100.00 on the pricing date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the long basket during the period from January 1, 2017 through September 22, 2022 and illustrates the effect of the offset and/or correlation among the basket assets during such period. The graph does not attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any basket asset or of the long basket as a whole, or whether increases in the price of any basket asset will be offset by decreases in the prices of the other basket assets. The historical performance of the long basket and the degree of correlation between the price trends of the basket assets (or lack thereof) should not be taken as an indication of its future performance. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

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Principal at Risk Securities

The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding The Utilities Select Sector SPDR® Fund (the “XLU Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLU Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLU Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLU Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index (the “target index”). The target index seeks to measure the performance of the utilities segment of the U.S. equity market and includes companies that have been identified as utilities companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLU Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLU Fund’s website. Expenses of the XLU Fund reduce the net asset value of the assets held by the XLU Fund and, therefore, reduce the value of the shares of the XLU Fund.

In seeking to track the performance of the target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLU Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLU Fund are listed on the NYSE Arca under the ticker symbol “XLU”.

Information from outside sources including, but not limited to the prospectus related to the XLU Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLU Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLU Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on September 22, 2022:

Bloomberg Ticker Symbol:	XLU UP <Equity>	52 Week High (on September 12, 2022):	$78.12
52 Weeks Ago (on September 22, 2021):	$65.56	52 Week Low (on September 28, 2021):	$63.56

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Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket asset for the specified period. The closing level of the basket asset on September 22, 2022 was $72.60. The graph below sets forth the daily closing levels of the basket asset for the period from January 1, 2012 through September 22, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket asset at any time, including the valuation date.

The Utilities Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$52.19	$47.56	$50.53
Second Quarter	$51.96	$48.37	$51.96
Third Quarter	$54.77	$51.36	$52.65
Fourth Quarter	$56.93	$51.56	$52.92
2019
First Quarter	$58.96	$52.00	$58.17
Second Quarter	$61.24	$56.94	$59.63
Third Quarter	$64.93	$59.29	$64.74
Fourth Quarter	$64.82	$61.37	$64.62
2020
First Quarter	$70.98	$44.93	$55.41
Second Quarter	$62.83	$51.79	$56.43
Third Quarter	$61.49	$56.70	$59.38
Fourth Quarter	$66.76	$59.98	$62.70
2021
First Quarter	$64.15	$58.36	$64.04
Second Quarter	$67.72	$63.23	$63.23
Third Quarter	$70.07	$63.56	$63.88
Fourth Quarter	$71.58	$63.88	$71.58
2022
First Quarter	$74.54	$65.03	$74.46
Second Quarter	$76.96	$64.87	$70.13
Third Quarter (through September 22, 2022)	$78.12	$68.31	$72.60

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Principal at Risk Securities

The Utilities Select Sector SPDR® Fund – Daily Closing Levels From January 1, 2012 to September 22, 2022

90
80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

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Principal at Risk Securities

The Health Care Select Sector SPDR® Fund

We have derived all information contained herein regarding The Health Care Select Sector SPDR® Fund (the “XLV Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLV Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLV Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLV Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Health Care Select Sector Index (the “target index”). The target index seeks to measure the performance of the health care segment of the U.S. equity market and includes companies that have been identified as health care companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLV Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLV Fund’s website. Expenses of the XLV Fund reduce the net asset value of the assets held by the XLV Fund and, therefore, reduce the value of the shares of the XLV Fund.

In seeking to track the performance of the target index, the XLV Fund employs a replication strategy, which means that the XLV Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLV Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLV Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLV Fund are listed on the NYSE Arca under the ticker symbol “XLV”.

Information from outside sources including, but not limited to the prospectus related to the XLV Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLV Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLV Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on September 22, 2022:

Bloomberg Ticker Symbol:	XLV UP <Equity>	52 Week High (on April 8, 2022):	$142.83
52 Weeks Ago (on September 22, 2021):	$131.57	52 Week Low (on June 17, 2022):	$119.89

September 2022 Page 29

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket asset for the specified period. The closing level of the basket asset on September 22, 2022 was $123.36. The graph below sets forth the daily closing levels of the basket asset for the period from January 1, 2012 through September 22, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket asset at any time, including the valuation date.

The Health Care Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$91.54	$79.67	$81.40
Second Quarter	$85.61	$79.55	$83.46
Third Quarter	$95.15	$83.72	$95.15
Fourth Quarter	$95.87	$80.70	$86.51
2019
First Quarter	$92.95	$83.47	$91.75
Second Quarter	$93.73	$85.78	$92.64
Third Quarter	$94.40	$88.76	$90.13
Fourth Quarter	$103.11	$87.95	$101.86
2020
First Quarter	$104.73	$74.62	$88.58
Second Quarter	$103.92	$85.21	$100.07
Third Quarter	$109.44	$100.71	$105.48
Fourth Quarter	$113.44	$101.66	$113.44
2021
First Quarter	$118.50	$110.80	$116.74
Second Quarter	$126.03	$116.39	$125.95
Third Quarter	$136.85	$127.07	$127.30
Fourth Quarter	$141.49	$125.34	$140.89
2022
First Quarter	$139.44	$126.55	$136.99
Second Quarter	$142.83	$119.89	$128.24
Third Quarter (through September 22, 2022)	$134.29	$122.71	$123.36

September 2022 Page 30

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Health Care Select Sector SPDR® Fund – Daily Closing Levels From January 1, 2012 to September 22, 2022

160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

September 2022 Page 31

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Short Basket

There is no actual published historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the short basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. Its actual initial basket level was set to 100.00 on the pricing date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the short basket during the period from January 1, 2017 through September 22, 2022 and illustrates the effect of the offset and/or correlation among the basket assets during such period. The graph does not attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any basket asset or of the short basket as a whole, or whether decreases in the price of any basket asset will be offset by increases in the prices of the other basket assets. The historical performance of the short basket and the degree of correlation between the price trends of the basket assets (or lack thereof) should not be taken as an indication of its future performance. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

September 2022 Page 32

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Technology Select Sector SPDR® Fund

We have derived all information contained herein regarding The Technology Select Sector SPDR® Fund (the “XLK Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “target index”). The target index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.

In seeking to track the performance of the target index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.

Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on September 22, 2022:

Bloomberg Ticker Symbol:	XLK UP <Equity>	52 Week High (on December 27, 2021):	$176.65
52 Weeks Ago (on September 22, 2021):	$154.53	52 Week Low (on June 16, 2022):	$123.49

September 2022 Page 33

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket asset for the specified period. The closing level of the basket asset on September 22, 2022 was $125.38. The graph below sets forth the daily closing levels of the basket asset for the period from January 1, 2012 through September 22, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket asset at any time, including the valuation date.

The Technology Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$70.73	$62.01	$65.42
Second Quarter	$72.38	$63.86	$69.47
Third Quarter	$75.77	$69.26	$75.33
Fourth Quarter	$75.93	$57.62	$61.98
2019
First Quarter	$75.09	$58.89	$74.00
Second Quarter	$78.96	$70.63	$78.04
Third Quarter	$82.75	$75.75	$80.53
Fourth Quarter	$91.92	$78.28	$91.67
2020
First Quarter	$102.79	$70.40	$80.37
Second Quarter	$104.63	$76.54	$104.49
Third Quarter	$127.03	$104.66	$116.70
Fourth Quarter	$130.52	$110.86	$130.02
2021
First Quarter	$138.59	$125.83	$132.81
Second Quarter	$147.82	$131.31	$147.66
Third Quarter	$159.70	$147.91	$149.32
Fourth Quarter	$176.65	$148.06	$173.87
2022
First Quarter	$175.52	$141.39	$158.93
Second Quarter	$161.47	$123.49	$127.12
Third Quarter (through September 22, 2022)	$151.56	$125.38	$125.38

September 2022 Page 34

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Technology Select Sector SPDR® Fund – Daily Closing Levels From January 1, 2012 to September 22, 2022

200
180
160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

September 2022 Page 35

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Consumer Discretionary Select Sector SPDR® Fund

We have derived all information contained herein regarding The Consumer Discretionary Select Sector SPDR® Fund (the “XLY Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLY Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLY Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLY Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Discretionary Select Sector Index (the “target index”). The target index seeks to measure the performance of the consumer discretionary segment of the U.S. equity market and includes companies that have been identified as consumer discretionary companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLY Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLY Fund’s website. Expenses of the XLY Fund reduce the net asset value of the assets held by the XLY Fund and, therefore, reduce the value of the shares of the XLY Fund.

In seeking to track the performance of the target index, the XLY Fund employs a replication strategy, which means that the XLY Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLY Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLY Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLY Fund are listed on the NYSE Arca under the ticker symbol “XLY”.

Information from outside sources including, but not limited to the prospectus related to the XLY Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLY Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLY Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on September 22, 2022:

Bloomberg Ticker Symbol:	XLY UP <Equity>	52 Week High (on November 19, 2021):	$211.42
52 Weeks Ago (on September 22, 2021):	$182.36	52 Week Low (on June 16, 2022):	$134.63

September 2022 Page 36

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket asset for the specified period. The closing level of the basket asset on September 22, 2022 was $149.87. The graph below sets forth the daily closing levels of the basket asset for the period from January 1, 2012 through September 22, 2022. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket asset at any time, including the valuation date.

The Consumer Discretionary Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$109.00	$99.89	$101.29
Second Quarter	$112.31	$98.43	$109.30
Third Quarter	$117.79	$108.90	$117.22
Fourth Quarter	$116.86	$91.98	$99.01
2019
First Quarter	$113.93	$97.60	$113.85
Second Quarter	$120.67	$110.01	$119.20
Third Quarter	$124.48	$114.59	$120.70
Fourth Quarter	$126.06	$117.45	$125.42
2020
First Quarter	$132.32	$87.45	$98.08
Second Quarter	$133.25	$92.41	$127.71
Third Quarter	$153.76	$129.00	$146.98
Fourth Quarter	$160.78	$142.97	$160.78
2021
First Quarter	$173.21	$155.83	$168.07
Second Quarter	$179.87	$166.65	$178.55
Third Quarter	$185.89	$175.93	$179.45
Fourth Quarter	$211.42	$179.37	$204.44
2022
First Quarter	$210.31	$163.19	$185.00
Second Quarter	$189.39	$134.63	$137.48
Third Quarter (through September 22, 2022)	$172.97	$140.01	$149.87

September 2022 Page 37

Outperformance Jump Securities due October 4, 2023

$6,875,000 Based on the Relative Performance of a Long Basket Consisting of Two Exchange-Traded Funds Compared to a Short Basket Consisting of Two Exchange-Traded Funds

Principal at Risk Securities

The Consumer Discretionary Select Sector SPDR® Fund – Daily Closing Levels From January 1, 2012 to September 22, 2022

250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

September 2022 Page 38